Exhibit 99.1

Scientific Games Announces Fourth Quarter and Year End 2010 Results

Fourth Quarter Revenue Excluding Racing Business Increased Approximately 2% vs. Prior-Year Period

NEW YORK, March 1, 2011 /PRNewswire/ -- Scientific Games Corporation (Nasdaq: SGMS) today announced results for the fourth quarter and year ended December 31, 2010.

Summary Financial Results ($ in millions, except per share amounts)

	Three Months Ended, December 31,		Twelve Months Ended, December 31,
	2010	2009	2010	2009
Revenue	$212.1	$232.9	$882.5	$927.7
Operating income (loss)	(11.0)	(69.5)	58.7	(0.0)
Attributable EBITDA	77.7	79.1	314.9	331.5

Net loss	$(158.4)	$(50.1)	$(149.2)	$(39.9)
Net loss per share	$(1.74)	$(0.54)	$(1.61)	$(0.43)

Capital expenditures (1)	30.2	31.5	108.7	111.6
Free cash flow	$(2.9)	$12.5	$61.9	$108.5

In this release, the Company has provided “attributable EBITDA” as a key performance metric, which is comprised of the Company’s consolidated EBITDA plus the Company’s proportionate share of the EBITDA of its joint ventures. Attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.  Note that, as explained more fully below under “Non-GAAP Financial Measures,” the “attributable EBITDA” metric as used herein is different from the “adjusted EBITDA” metric used in earnings releases for prior periods.

The results reported in this press release include the results of operations of the Company’s racing and venue management businesses (“Racing Business”) until the sale of the business on October 5, 2010, other than associated depreciation and amortization expense which is not reflected in the results in accordance with “held for sale” accounting treatment. The financial tables at the end of this release provide the standalone reported results for the Racing Business, and provide a reconciliation of both the Company’s results and Diversified Gaming Group’s results to the respective results excluding the Racing Business for all of the periods presented herein.

(1) Includes wagering systems expenditures and other intangible assets and software expenditures.

Business Highlights

  Scientific Games’ U.S. instant ticket and lottery systems customers’ retail sales increased 4.9% and 2.2%, respectively, in the fourth quarter of 2010 compared to the fourth quarter of 2009, based on third-party data
  Fourth quarter 2010 China Sports Lottery instant ticket retail sales increased 22.8% versus the prior-year period
  The Company’s Italian joint venture, Lotterie Nazionali S.r.l. (“LNS”), began operating under the new instant ticket lottery concession on October 1, 2010
  The Global Draw’s U.K. gross win per machine per day achieved record quarterly performance
  The Company recently announced the following signed contracts:
    Northstar Private Management Agreement with the Illinois Lottery for a ten-year term (which is moving forward following a stay pending appeal of an Illinois court decision that upheld a constitutional challenge to the related revenue statute on grounds that the statute impermissibly addressed more than one subject)
    Netherlands primary instant ticket supply contract and cooperative services program (“CSP”)
    Iowa lottery systems contract and instant ticket contract extension
    Louisiana primary instant ticket supply contract
    OLG (Ontario Lottery) secondary instant ticket supply contract

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, stated, “Our fourth quarter results reflected the impact of the sale of our Racing Business and accounting for the new structure of our Italian joint venture. We also incurred several non-cash charges, including a valuation allowance for our U.S. deferred tax assets in the quarter. While these items make comparability to prior periods challenging, we are pleased with our underlying performance metrics, including revenue growth on a consolidated basis in our core lottery and gaming businesses and solid margins.  We are also encouraged by signs of improving retail sales in U.S. instant tickets and lottery systems, along with positive sales trends in China and Italy and increased gross win per machine per day in our Global Draw business.  While we are pleased with these trends, we view 2011 as a year of investment for the Company.  We intend to focus resources toward executing on our strategic initiatives, while remaining disciplined regarding capital deployment, with capital expenditure levels anticipated to be generally in line with recent years.”

Chairman and Chief Executive Officer Lorne Weil added, "During the past few months we have made meaningful strides toward positioning Scientific Games for the next phase of growth.  We have expanded and strengthened our global leadership team and realigned our business units in an effort to enhance execution on our key growth initiatives. We have also renewed our emphasis on innovation throughout our Company, and remain focused on expanding our server-based gaming business, implementing attractive new business models such as lottery private management, pursuing new retail and digital delivery channels, introducing new content, and developing the international instant ticket market.  I believe that we are taking the necessary actions to further bolster our already strong platform and position the Company to drive growth well into the future.”

Fourth Quarter Financial Results

Revenue was $212.1 million in the fourth quarter of 2010 compared to $232.9 million in the fourth quarter of 2009. The decrease in revenue was primarily due to the sale of the Racing Business, which closed on October 5, 2010. Excluding the results of the Racing Business in both periods, revenue in the fourth quarter of 2010 was $210.9 million compared to $207.5 million in the prior-year period.

Operating loss was $11.0 million in the fourth quarter of 2010 compared to an operating loss of $69.5 million in the prior-year period. Fourth quarter 2010 results reflect non-cash impairment charges related to underperforming Lottery Systems contracts ($17.5 million), obsolete Lottery Systems and Global Draw equipment ($5.5 million) and accelerated depreciation on existing platform technology due to Global Draw’s migration to a new technology platform ($8.3 million). The fourth quarter 2009 operating loss reflected charges related to the sale of the Racing Business (write-down of $50.4 million and transaction expenses of $4.0 million), non-cash impairment charges related to Lottery Systems contracts ($24.7 million), transaction expenses ($5.7 million) and restructuring expenses ($5.0 million). Excluding the results of the Racing Business in both periods, operating loss in the fourth quarter of 2010 was $10.8 million compared to an operating loss of $11.9 million in the prior-year period.

Net loss in the fourth quarter of 2010 was $158.4 million, or $1.74 per share, compared to a net loss of $50.1 million, or $0.54 per share, in the prior-year period. In addition to the impact of the above-mentioned items, the year-over-year increase in net loss was primarily due to higher interest expense ($2.9 million) and an increase in the tax provision primarily due to a non-cash charge of $137.3 million in the fourth quarter of 2010 to establish a valuation allowance against the Company’s U.S. deferred tax assets under applicable accounting rules.  The fourth quarter 2010 results also reflect lower equity in earnings of joint ventures ($7.8 million), primarily due to the structure of LNS, the Company’s recently formed joint venture that holds the new concession for the Italian instant ticket lottery.  The Company’s share of net earnings from Italy are now reported on an after-tax basis (as compared to on a pre-tax basis under the prior concession) and reflect amortization of the upfront fee for the new concession, which together reduced equity in earnings of the Italian joint venture by approximately $8.0 million in the fourth quarter of 2010. These items were partially offset by a change in other income ($4.8 million) due to a loss on a foreign currency hedge in the fourth quarter of 2009.

Joint venture EBITDA was $19.3 million in the fourth quarter of 2010, compared to $16.0 million in the prior-year period, primarily due to higher EBITDA of the Company’s Italian and China joint ventures, along with the inclusion of the Company’s 20% equity interest in Sportech Plc beginning in the fourth quarter of 2010 that was acquired in connection with the sale of the Racing Business to Sportech. Attributable EBITDA was $77.7 million in the fourth quarter of 2010, compared to $79.1 million in the prior-year period.

Net loss for the fourth quarter of 2010 was also impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:

  write-off of deferred financing costs in connection with the Company’s recent debt refinancing of $0.7 million, earn-out payment related to an acquisition completed in 2004 of $2.3 million, professional fees related to the Italian instant ticket tender process of $0.2 million, charges related to the sale of the Racing Business of $0.4 million, royalties and fees related to the Company’s new technology platform of $0.3 million, legal and advisory fees of $0.2 million, and
  stock-based compensation expense of $5.3 million.

By way of comparison, net loss for the fourth quarter of 2009 was impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:

  write-down of $30.9 million and transaction expenses of $2.5 million related to the sale of the Racing Business, restructuring and transaction expenses of $5.4 million,
  professional fees and a loss on a foreign currency hedge related to the Italian instant ticket tender process of $1.2 million, debt related fees and charges of $0.1 million, and
  stock-based compensation expense of $5.4 million.

Printed Products Group

Scientific Games’ U.S. instant ticket customers’ retail sales increased approximately 4.9% and 2.9% in the fourth quarter and year ended December 31, 2010, respectively, compared to the prior-year periods, based on third-party data.

Printed Products Group revenue was $124.2 million in the fourth quarter of 2010, compared to $116.2 million in the fourth quarter of 2009.  The increase was primarily related to improved performance from the Company’s MDI licensed properties and Internet services business ($4.8 million), higher revenue from international customers ($4.8 million) and higher revenue from the Company’s U.S. and European CSP contracts ($0.9 million). This was partially offset by a decrease in sales of instant tickets to Italy ($1.9 million) due to a decline in the Company’s share of the printing volume, and lower phone card sales ($0.8 million).

Operating income of $25.7 million in the fourth quarter of 2010 decreased slightly from $26.1 million in the fourth quarter of 2009. This was primarily due to an increase in legal expense ($2.3 million) and incentive compensation expense ($1.1 million), along with an earn-out related to an acquisition completed in 2004 ($2.3 million). This was partially offset by increased revenue and a more profitable revenue mix, along with the positive impact of production efficiencies.

Lottery Systems Group

Scientific Games’ U.S. lottery systems customers’ retail sales increased approximately 2.2% and decreased approximately 1.0% in the fourth quarter and year ended December 31, 2010, respectively, compared to the prior- year periods, based on third-party data.

Lottery Systems Group revenue was $63.2 million in the fourth quarter of 2010, compared to revenue of $66.9 million in the fourth quarter of 2009.  Reflected in this performance were lower sales of hardware and software ($3.2 million) and a decline in service revenue ($0.5 million).  The decline in sales revenue was primarily the result of a large hardware order to a European customer in the prior-year period. The decline in service revenue reflected the loss of contracts in New Hampshire and Vermont ($2.2 million), contract rate changes ($0.9 million), and unfavorable foreign currency translation ($0.6 million), partially offset by an increase in China Sports Lottery sales ($1.8 million) and an increase in U.S. revenue ($1.2 million).

Operating loss was $10.1 million in the fourth quarter of 2010, compared to an operating loss of $14.1 million in the fourth quarter of 2009.  This improvement primarily resulted from a more profitable mix of revenue and a decline in depreciation and amortization ($3.7 million) due to lower non-cash impairment charges. The fourth quarter 2010 results included non-cash impairment charges related to obsolete Lottery Systems equipment ($3.0 million) and underperforming Lottery Systems contracts ($17.5 million), while the fourth quarter 2009 results included non-cash impairments of Lottery Systems contracts ($24.7 million).

China Sports Lottery retail sales increased by 22.8% and 8.3% in the fourth quarter and year ended December 31, 2010, respectively, compared to the prior-year periods, due to a combination of higher average selling prices, expansion of the retailer and validation network, and enhanced merchandising and promotional activity.

Diversified Gaming Group

Diversified Gaming Group revenue was $24.7 million in the fourth quarter of 2010, compared to revenue of $49.8 million in the fourth quarter of 2009. The decrease in revenue was principally due to the sale of the Racing Business, which closed in October 2010. Excluding the results of the Racing Business in both periods, Diversified Gaming Group revenue in the fourth quarter of 2010 was $23.5 million compared to $24.4 million in the prior-year period. Global Draw benefited from terminal growth and international expansion ($1.8 million) and realized record levels of gross win per terminal per day; however, revenue declined primarily due to revised contract terms in the U.K. ($0.8 million), decreased revenue from the Austrian over-the-counter product ($0.5 million) and unfavorable foreign currency translation ($0.9 million).

Operating loss was $10.6 million in the fourth quarter of 2010, compared to an operating loss of $58.2 million in the fourth quarter of 2009, which included a write-down of $50.4 million and transaction expenses of $4.0 million related to the sale of the Racing Business.  Excluding the results of the Racing Business in both periods, Diversified Gaming Group operating loss was $10.4 million in the fourth quarter of 2010, which compared to an operating loss of $0.6 million in the prior-year period. This decline was primarily the result of an increase in depreciation and amortization due to non-cash impairments of obsolete Global Draw equipment ($2.5 million) and accelerated depreciation on existing platform technology as a result of Global Draw’s migration to a new technology platform ($8.3 million). This was partially offset by a decrease in incentive compensation expense ($1.2 million).

Liquidity and Capital Resources

At December 31, 2010, the Company had cash and cash equivalents of $124.3 million and availability under its revolving credit facility of $134.3 million.  The Company had total indebtedness of $1,396.7 million as of December 31, 2010, compared to $1,367.1 million as of December 31, 2009.

The Company continued to manage working capital and focus on higher returns on capital while investing in growth, which resulted in free cash flow of $61.9 million for the year ended December 31, 2010.

Conference Call Details

Scientific Games will host a conference call today at 5:00 PM Eastern Standard Time to review these results and discuss other topics.  To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (866) 277-1181 (U.S. and Canada) or (617) 597-5358 (International) 15 minutes prior to the start of the call. The conference ID is 63156424. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on the Company’s website.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services include instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:
Cindi Buckwalter, Investor Relations
(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; pending legal challenges that may affect our joint venture’s Illinois lottery private management agreement or the failure of our joint venture to meet the net income targets or otherwise realize the anticipated benefits under such agreement; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Attributable EBITDA, as included herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of our joint ventures (whereas "consolidated EBITDA" for purposes of the credit agreement includes our share of the income of our joint ventures to the extent it has been distributed to us).  Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

The definition of “attributable EBITDA” as used herein is different from the definition of “adjusted EBITDA” used in our earnings releases for prior periods.  Both attributable EBITDA and adjusted EBITDA include adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement. However, whereas “attributable EBITDA” includes our share of the EBITDA of our joint ventures, “adjusted EBITDA” included our share of the income of our joint ventures.  For the reasons explained below, the Company believes that attributable EBITDA is now a more relevant financial measure for the Company than adjusted EBITDA.

In order to provide continuity between the presentation of attributable EBITDA as used herein and the presentation of adjusted EBITDA in our earnings releases in prior periods, the Company has included below a reconciliation of adjusted EBITDA as part of the reconciliation of attributable EBITDA to net income (loss).

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our joint ventures except to the extent that such income has been distributed to us) for such period plus, to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense, (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other permitted acquisitions (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (10) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (11) advisory fees and related expenses paid to advisory firms in connection with permitted acquisitions (see line item captioned “Acquisition Advisory Fees” in the schedules below), (12) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to consolidated EBITDA in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing amounts do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to permitted add-backs, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (13) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (14) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (15) up to 5,250,000 British Pound Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below).  Consolidated EBITDA is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.  The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2010.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

Joint venture EBITDA, as included herein, represents our share of our joint ventures’ EBITDA, which is defined as equity in earnings of our joint ventures (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other.  Joint venture EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to equity in earnings of joint ventures in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its joint ventures, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its joint ventures and highlighting trends in the Company’s and its joint ventures’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its joint ventures’ earnings financial items that management believes have less bearing on the Company’s and its joint ventures’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that joint venture EBITDA is helpful in monitoring the financial performance of the Company’s joint ventures and eliminates from the joint ventures’ earnings financial items that management believes have less bearing on the joint ventures’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement.  Moreover, the operating income performance metric and the free cash flow performance metric (calculated by subtracting total capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures) from adjusted EBITDA) used in determining performance-based bonuses for 2010 are subject to the same adjustments used to determine attributable EBITDA (and certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

The Company believes that attributable EBITDA is now a more relevant financial measure for the Company than adjusted EBITDA because a significant and increasing amount of the Company’s business is from its joint ventures, and beginning in the fourth quarter of 2010, the Company’s proportionate share of net earnings of LNS, its largest joint venture, is now reported on an after-tax basis and after amortization of the upfront fee for the new concession for the Italian instant ticket lottery. Unlike adjusted EBITDA, which was based on the EBITDA of the Company and its subsidiaries plus their share of the income of our joint ventures, attributable EBITDA is an entirely EBITDA-based financial metric (i.e., based on EBITDA of the Company and its subsidiaries plus their share of the EBITDA of our joint ventures).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.  The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Instant tickets	$ 121,584	$112,621	$ 465,090	$453,238
Services	75,611	100,016	363,138	410,014
Sales	14,871	20,248	54,271	64,497
Total revenues	212,066	232,885	882,499	927,749

Operating expenses:
Cost of instant tickets (1)	71,505	68,229	270,787	270,836
Cost of services (1)	38,698	59,022	206,034	234,093
Cost of sales (1)	10,202	13,641	38,045	44,539
Selling, general and administrative expenses	42,957	48,769	158,500	168,248
Write-down of assets held for sale	-	54,356	8,029	54,356
Employee termination costs	-	-	602	3,920
Depreciation and amortization	59,749	58,331	141,766	151,784
Operating income (loss)	(11,045)	(69,463)	58,736	(27)
Other (income) expense:
Interest expense	27,437	24,558	101,613	87,498
Equity in earnings of joint ventures	(6,616)	(14,462)	(49,090)	(59,220)
Loss (gain) on early extinguishment of debt	696	(234)	2,932	(4,829)
Other (income) expense, net	(961)	3,868	8,594	2,856
	20,556	13,730	64,049	26,305
Income (loss) before income tax expense	(31,601)	(83,193)	(5,313)	(26,332)
Income tax expense (benefit)	126,848	(33,052)	143,888	13,547
Net income (loss)	$(158,449)	$ (50,141)	$(149,201)	$ (39,879)

Net income (loss) per share:
Basic net income (loss)	$ (1.74)	$ (0.54)	$ (1.61)	$ (0.43)
Diluted net income (loss)	$ (1.74)	$ (0.54)	$ (1.61)	$ (0.43)
Weighted average number of shares:
Basic shares	91,277	93,070	92,666	92,701
Diluted shares	91,277	93,070	92,666	92,701

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2010 and December 31, 2009
(Unaudited, in thousands)

	December 31,	December 31,
	2010	2009
Assets:
Cash and cash equivalents	$ 124,281	$ 260,131
Other current assets	289,384	321,495
Assets held for sale	-	91,102
Property and equipment, net	450,581	468,439
Long-term assets	1,287,292	1,150,625
Total assets	$ 2,151,538	$ 2,291,792

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$ 8,431	$ 24,808
Other current liabilities	187,567	180,298
Liabilities held for sale	-	20,097
Long-term debt, excluding current portion	1,388,259	1,342,255
Other long-term liabilities	114,623	104,576
Stockholders' equity	452,658	619,758
Total liabilities and stockholders' equity	$ 2,151,538	$ 2,291,792

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended December 31, 2010 and 2009
(Unaudited, in thousands)

	Three Months Ended December 31, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$121,584	$ -	$ -	$ -	$121,584
Service revenue	-	51,105	24,506	-	75,611
Sales revenue	2,597	12,079	195	-	14,871
Total revenue	124,181	63,184	24,701	-	212,066
Cost of instant tickets (1)	71,505	-	-	-	71,505
Cost of services (1)	-	25,514	13,184	-	38,698
Cost of sales (1)	2,050	8,008	144	-	10,202
Selling, general and administrative expenses	15,700	6,689	2,422	12,722	37,533
Stock-based compensation	1,104	750	425	3,145	5,424
Write-down of assets held for sale	-	-	-	-	-
Employee termination costs	-	-	-	-	-
Depreciation and amortization	8,153	32,357	19,111	128	59,749
Operating income (loss)	$ 25,669	$(10,134)	$ (10,585)	$ (15,995)	$ (11,045)

	Three Months Ended December 31, 2009
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$112,621	$ -	$ -	$ -	$112,621
Service revenue	-	51,602	48,414	-	100,016
Sales revenue	3,598	15,284	1,366	-	20,248
Total revenue	116,219	66,886	49,780	-	232,885
Cost of instant tickets (1)	68,229	-	-	-	68,229
Cost of services (1)	-	27,149	31,873	-	59,022
Cost of sales (1)	2,195	10,592	854	-	13,641
Selling, general and administrative expenses	10,060	6,603	7,073	16,347	40,083
Stock-based compensation	778	580	567	6,761	8,686
Write-down of assets held for sale	-	-	54,356	-	54,356
Employee termination costs	-	-	-	-	-
Depreciation and amortization	8,886	36,021	13,265	159	58,331
Operating income (loss)	$ 26,071	$(14,059)	$ (58,208)	$ (23,267)	$ (69,463)

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Twelve Months Ended December 31, 2010 and 2009
(Unaudited, in thousands)

	Twelve Months Ended December 31, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$465,090	$ -	$ -	$ -	$465,090
Service revenue	-	199,439	163,699	-	363,138
Sales revenue	9,222	36,597	8,452	-	54,271
Total revenue	474,312	236,036	172,151	-	882,499
Cost of instant tickets (1)	270,787	-	-	-	270,787
Cost of services (1)	-	104,274	101,760	-	206,034
Cost of sales (1)	6,981	25,716	5,348	-	38,045
Selling, general and administrative expenses	51,512	28,616	18,406	37,159	135,693
Stock-based compensation	4,006	2,796	2,112	13,893	22,807
Write-down of assets held for sale	-	-	8,029	-	8,029
Employee termination costs	-	-	602	-	602
Depreciation and amortization	33,303	64,979	42,983	501	141,766
Operating income (loss)	$107,723	$ 9,655	$ (7,089)	$ (51,553)	$ 58,736

	Twelve Months Ended December 31, 2009
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$453,238	$ -	$ -	$ -	$453,238
Service revenue	-	211,015	198,999	-	410,014
Sales revenue	13,374	46,372	4,751	-	64,497
Total revenue	466,612	257,387	203,750	-	927,749
Cost of instant tickets (1)	270,836	-	-	-	270,836
Cost of services (1)	-	110,660	123,433	-	234,093
Cost of sales (1)	8,923	32,619	2,997	-	44,539
Selling, general and administrative expenses	41,691	27,756	22,516	41,696	133,659
Stock-based compensation	3,288	2,469	2,407	26,425	34,589
Write-down of assets held for sale	-	-	54,356	-	54,356
Employee termination costs	2,016	125	433	1,346	3,920
Depreciation and amortization	32,982	68,902	49,224	676	151,784
Operating income (loss)	$106,876	$ 14,856	$ (51,616)	$ (70,143)	$ (27)

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ATTRIBUTABLE EBITDA
RECONCILIATION OF EQUITY IN EARNINGS OF JOINT VENTURES TO JOINT VENTURE EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net income (loss)	$ (158,449)	$(50,141)	$ (149,201)	$ (39,879)
Add: Income tax expense (benefit)	126,848	(33,052)	143,888	13,547
Add: Depreciation and amortization expense	59,749	58,331	141,766	151,784
Add: Interest expense	27,437	24,558	101,613	87,498
Add: Other expense (income), net	(961)	3,868	8,594	2,856
Add: Loss (gain) on early extinguishment of debt	696	(234)	2,932	(4,829)
EBITDA	$ 55,320	$ 3,330	$ 249,592	$210,977

Credit Agreement adjustments:
Add: Debt Related Fees and Charges (1)	$ 696	$ 122	$ 2,932	$ 1,138
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions (2)	2,331	-	2,331	219
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,424	8,686	22,807	34,589
Add: Peru Investment Expenses, Charges or Losses	-	-	-	-
Add: Non-Recurring Write-Offs under GAAP	-	50,361	5,165	50,361
Add: Acquisition Advisory Fees	-	-	234	-
Add: Specified Permitted Add-Backs (3)	167	8,705	769	12,821
Add: Italian Concession Obligations	202	1,976	17,806	2,633
Add: Racing Disposition Charges and Expenses	361	3,995	3,225	3,995
Add: Playtech Royalties and Fees	300	-	300	-
Less: Interest Income	(88)	(413)	(509)	(1,256)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other expense (income), net (4)	961	562	(8,594)	1,575
Add: Loss (gain) on early extinguishment of debt	(696)	234	(2,932)	4,829

Adjusted EBITDA	$ 64,978	$ 77,558	$ 293,126	$321,881

Less: Equity in earnings of joint ventures	(6,616)	(14,462)	(49,090)	(59,220)
Add: Joint venture EBITDA	19,342	16,033	70,905	68,789
Attributable EBITDA	$ 77,704	$ 79,129	$ 314,941	$331,450

Joint venture EBITDA (5):
Equity in earnings of joint ventures	$ 6,616	$ 14,462	$ 49,090	$ 59,220
Add: Income tax expense	2,548	307	4,147	1,687
Add: Depreciation and amortization expense	8,747	1,806	13,799	6,104
Add: Interest expense, net of other	1,431	(542)	3,869	1,778
Joint venture EBITDA	$ 19,342	$ 16,033	$ 70,905	$ 68,789

(1) Amounts reflect write-off of unamortized deferred financing costs in connection with early extinguishment of debt.
(2) Amounts reflect an earn-out in 2010 related to a 2004 acquisition and Global Draw employee contingent bonus payments in 2009.
(3) Amounts include management transition expenses, transaction expenses, contract impairments and restructuring expenses.
(4) Amounts include foreign exchange transactions, interest income, minority interest and other items.

(5) Joint venture EBITDA includes results from the Company's participation in Consorzio Lotterie Nazionali (through September 30, 2010), Lotterie Nazionali S.r.l. (beginning October 1, 2010), Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co., Ltd., Shandong Inspur Scientific Games Technology, Ltd., Sportech Plc, Sciplay and Guard Libang.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net cash provided by operating activities	$ 27,331	$ 44,082	$ 170,573	$ 220,077

Less: Capital expenditures	(2,479)	(3,795)	(9,352)	(12,932)
Less: Wagering systems expenditures	(17,669)	(19,741)	(62,926)	(64,610)
Less: Other intangible assets and software expenditures	(10,037)	(7,999)	(36,372)	(34,039)
Total Capital Expenditures	$(30,185)	$(31,535)	$(108,650)	$(111,581)

Free cash flow	$ (2,854)	$ 12,547	$ 61,923	$ 108,496

For the fourth quarter and years ended December 31, 2010 and 2009, net cash provided by operating activities includes an outflow of $3 million and $10 million, respectively, relating to a retirement plan. This outflow is offset by an inflow connected with the retirement plan but reflected as an investing activity.  Other than capital expenditures, investing activities are not a component of free cash flow. As a result, only the outflow is being shown in the free cash flow calculation.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited, in thousands, except terminals and ASP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Italy - Gratta e Vinci:
Revenues (Euros)	2,375,000	2,347,000	9,368,000	9,435,000

China - China Sports Lottery:
Revenues (RMB)	4,546,000	3,702,000	16,438,000	15,180,000
Tickets Sold	699,869	538,658	2,359,240	2,163,428
ASP (RMB)	6.49	6.87	6.97	7.02

	As of December 31,
Terminal installed base at end of period:	2010	2009
Global Draw	18,718	17,284
Games Media	3,298	2,351

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES ("SGC")
RECONCILIATION OF COMPANY OPERATING RESULTS TO
RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended December 31, 2010			Twelve Months Ended December 31, 2010
		Less:	SGC		Less:	SGC
	SGC	Racing	Excluding	SGC	Racing	Excluding
	Total	Business	Racing	Total	Business	Racing

Instant tickets	$121,584	$ -	$ 121,584	$465,090	$ -	$ 465,090
Service revenue	75,611	1,075	74,536	363,138	76,032	287,106
Sales revenue	14,871	92	14,779	54,271	7,811	46,460
Total revenue	212,066	1,167	210,899	882,499	83,843	798,656
Cost of instant tickets (1)	71,505	-	71,505	270,787	-	270,787
Cost of services (1)	38,698	917	37,781	206,034	58,091	147,943
Cost of sales (1)	10,202	98	10,104	38,045	4,833	33,212
Selling, general and administrative expenses	37,533	357	37,176	135,693	9,270	126,423
Stock-based compensation	5,424	13	5,411	22,807	623	22,184
Write-down of assets held for sale	-	-	-	8,029	8,029	-
Employee termination costs	-	-	-	602	-	602
Depreciation and amortization	59,749	11	59,738	141,766	52	141,714
Operating income (loss)	$ (11,045)	$ (229)	$ (10,816)	$ 58,736	$ 2,945	$ 55,791

	Three Months Ended December 31, 2009			Twelve Months Ended December 31, 2009
		Less:	SGC		Less:	SGC
	SGC	Racing	Excluding	SGC	Racing	Excluding
	Total	Business	Racing	Total	Business	Racing

Instant tickets	$112,621	$ -	$ 112,621	$453,238	$ -	$ 453,238
Service revenue	100,016	24,419	75,597	410,014	105,207	304,807
Sales revenue	20,248	1,009	19,239	64,497	3,573	60,924
Total revenue	232,885	25,428	207,457	927,749	108,780	818,969
Cost of instant tickets (1)	68,229	-	68,229	270,836	-	270,836
Cost of services (1)	59,022	19,483	39,539	234,093	79,751	154,342
Cost of sales (1)	13,641	545	13,096	44,539	1,959	42,580
Selling, general and administrative expenses	40,083	3,628	36,455	133,659	13,004	120,655
Stock-based compensation	8,686	229	8,457	34,589	945	33,644
Write-down of assets held for sale	54,356	54,356	-	54,356	54,356	-
Employee termination costs	-	-	-	3,920	433	3,487
Depreciation and amortization	58,331	4,779	53,552	151,784	19,281	132,503
Operating income (loss)	$ (69,463)	$ (57,592)	$ (11,871)	$ (27)	$ (60,949)	$ 60,922

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF DIVERSIFIED GAMING GROUP ("DGG") OPERATING
RESULTS TO RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended December 31, 2010			Twelve Months Ended December 31, 2010
		Less:	DGG		Less:	DGG
	DGG	Racing	Excluding	DGG	Racing	Excluding
	Total	Business	Racing	Total	Business	Racing

Instant tickets	$ -	$ -	$ -	$ -	$ -	$ -
Service revenue	24,506	1,075	23,431	163,699	76,032	87,667
Sales revenue	195	92	103	8,452	7,811	641
Total revenue	24,701	1,167	23,534	172,151	83,843	88,308
Cost of instant tickets (1)	-	-	-	-	-	-
Cost of services (1)	13,184	917	12,267	101,760	58,091	43,669
Cost of sales (1)	144	98	46	5,348	4,833	515
Selling, general and administrative expenses	2,422	357	2,065	18,406	9,270	9,136
Stock-based compensation	425	13	412	2,112	623	1,489
Write-down of assets held for sale	-	-	-	8,029	8,029	-
Employee termination costs	-	-	-	602	-	602
Depreciation and amortization	19,111	11	19,100	42,983	52	42,931
Operating income (loss)	$ (10,585)	$ (229)	$ (10,356)	$ (7,089)	$ 2,945	$ (10,034)

	Three Months Ended December 31, 2009			Twelve Months Ended December 31, 2009
		Less:	DGG		Less:	DGG
	DGG	Racing	Excluding	DGG	Racing	Excluding
	Total	Business	Racing	Total	Business	Racing

Instant tickets	$ -	$ -	$ -	$ -	$ -	$ -
Service revenue	48,414	24,419	23,995	198,999	105,207	93,792
Sales revenue	1,366	1,009	357	4,751	3,573	1,178
Total revenue	49,780	25,428	24,352	203,750	108,780	94,970
Cost of instant tickets (1)	-	-	-	-	-	-
Cost of services (1)	31,873	19,483	12,390	123,433	79,751	43,682
Cost of sales (1)	854	545	309	2,997	1,959	1,038
Selling, general and administrative expenses	7,073	3,628	3,445	22,516	13,004	9,512
Stock-based compensation	567	229	338	2,407	945	1,462
Write-down of assets held for sale	54,356	54,356	-	54,356	54,356	-
Employee termination costs	-	-	-	433	433	-
Depreciation and amortization	13,265	4,779	8,486	49,224	19,281	29,943
Operating income (loss)	$ (58,208)	$ (57,592)	$ (616)	$ (51,616)	$ (60,949)	$ 9,333

(1) Exclusive of depreciation and amortization.

CONTACT:  Cindi Buckwalter, Investor Relations, Scientific Games Corporation, +1-212-754-2233